UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2005

INTERLINK ELECTRONICS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-21858	77-0056625
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

546 Flynn Road, Camarillo, California	93012
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 484-8855

No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On August 18, 2005, Interlink Electronics, Inc. (the “Company”) issued a press release announcing that Charles C. Best has been appointed Chief Financial Officer and that Paul D. Meyer has been appointed Executive Vice President of the Company. A copy of the press release is attached as Exhibit 99.1 and is incorporated by reference herein.

Mr. Best, 46, was appointed to the position of Chief Financial Officer on August 18, 2005. He joined the Company on June 8, 2005 and served as V.P. of Finance until his appointment as Chief Financial Officer. Prior to joining the Company as V.P. of Finance, Mr. Best served as Vice President and Corporate Controller of Celetronix USA, Inc., an electronics service manufacturer, from June 2004 to April 2005. Prior to joining Celetronix USA, Inc., Mr. Best served as Executive Vice President and Chief Financial Officer of BioSource International, Inc., a biotech reagent company, from December 1999 to May 2004. Prior to that time, Mr. Best served as Vice President and Chief Financial Officer of Cogent Light Technologies, Inc., a company engaged in the manufacture of surgical lighting instruments, and in various positions, including Corporate Controller, for 3D Systems, Inc., a company engaged in the manufacture and sale of high tech rapid prototyping equipment. Mr. Best is a Certified Public Accountant and holds a Bachelor of Science degree in Business Administration from San Diego State University.

Mr. Meyer was appointed to the position of Executive Vice President on August 18, 2005. Mr. Meyer has been with the Company for fifteen years, and most recently served as Chief Financial Officer for the previous eleven years. Mr. Meyer is a Certified Public Accountant and holds a Bachelor of Arts degree in Economics from the University of California, Los Angeles.

Each of Mr. Meyer and Mr. Best shall serve as an officer of the Company until the earlier of his death, resignation or removal.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits.

99.1	Press Release dated August 18, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 19, 2005.

INTERLINK ELECTRONICS, INC.

By	/s/ CHARLES C. BEST
Charles C. Best
Chief Financial Officer